SATTERLEE STEPHENS BURKE & BURKE  LLP
                       230 PARK AVENUE
                 NEW YORK. N.Y. 10169-0079
47 MAPLE STREET         (212) 818-9200        TELEX NO. 233437
SUMMIT. N.J. 07901                    CABLE "SATERFIELD" NEW YORK
 (908) 277-2221                   TELECOPIER (212) 818-9606, 9607


                         May 25, 1995


XCL Ltd.
110 Rue Jean Lafitte
Lafayette, Louisiana 70508

Dear Sirs:

     You have asked for our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") for registration pursuant to the Securities Act of 1933, as amended, of an aggregate of 1,500,000 shares (the "Shares") of common stock, $.01 par value per share, of XCL Ltd., a Delaware corporation (the "Company") reserved for issuance pursuant to the Company's Long Term Stock Incentive Plan (the "Plan").

     As counsel to the Company, we are familiar with the Plan, as amended to the date hereof; the Company's Certificate of Incorporation and By-Laws, each as amended to the date hereof; the corporate proceedings adopting the Plan and reserving the Shares for issuance thereunder and with the Registration
Statement. As to questions of fact material to our opinion which have not been independently investigated by us, we have relied upon the information contained in the copy of the Registration Statement furnished to us for examination (which we assume will be executed and filed with the Commission) and in certificates of an appropriate Company Officer, who we deem responsible, and public officials. Based thereon, it is our opinion that the Shares will, upon issuance under the Plan as a restricted stock award or as a share denominated performance unit or on exercise in accordance with the provisions of the stock option agreements evidencing options granted thereunder, and the receipt of the consideration provided therefor, be validly issued, fully paid and non-assessable.

     We understand that a copy of this opinion will be filed as an exhibit to the Registration Statement and we hereby consent to such filing and to the use of our name in the section entitled
"Legal Matters" in the prospectus included therein.

                          Very truly yours,


                         /s/ SATTERLEE STEPHENS BURKE & BURKE LLP